Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-141604) pertaining to the Idearc Savings and Security Plan for New York and New England Associates of our report dated June 30, 2008, with respect to the financial statements and schedules of Idearc Savings and Security Plan for New York and New England Associates included in this Annual Report (Form 11-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
Dallas, Texas
June 30, 2008